ARROW ELECTRONICS, INC. 9201 E. DRY CREEK ROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports First-Quarter 2020 Results
-- Enabling Secure Work-from-Home Environments --
-- Dedicating Resources to Medical Equipment Production --
CENTENNIAL, Colo.--(BUSINESS WIRE)-Apr. 30, 2020--Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2020 sales of $6.38 billion, a decrease of 11 percent from sales of $7.16 billion in the first quarter of 2019. First-quarter sales, as adjusted, decreased 9 percent year over year. First-quarter net income of $50 million, or $.61 per share on a diluted basis, compared with net income of $141 million, or $1.63 per share on a diluted basis, in the first quarter of 2019. Excluding certain items1, net income would have been $79 million, or $0.97 per share on a diluted basis, in the first quarter of 2020, compared with net income of $164 million, or $1.90 per share on a diluted basis, in the first quarter of 2019. Net income and diluted earnings per share in the first quarter of 2020 included charges related to foreign tax and other loss contingencies totaling approximately $33 million and $.41, respectively. In the first quarter of 2020, changes in foreign currencies negatively impacted growth by approximately $42 million or 1 percent on sales and $.02 or 1 percent on earnings per share on a diluted basis compared to the first quarter of 2019.
“Arrow maintains a firm commitment to our design, engineering, marketing and supply chain services, which play an essential role for our stakeholders as they navigate the unprecedented challenges associated with the COVID-19 pandemic,” said Michael J. Long, chairman, president, and chief executive officer. “I am grateful to our dedicated teams in all regions who have been working with urgency to ensure our customers and suppliers are well equipped to continue their business operations in the current environment. In addition to enabling secure work-from-home environments, Arrow is supporting the medical community’s life-saving efforts by providing critical electronic components and data management hardware and software.”
Global components first-quarter sales of $4.55 billion decreased 12 percent year over year. Sales, as adjusted, decreased 10 percent year over year. Asia-Pacific components sales decreased 5 percent year over year. Europe components sales decreased 13 percent year over year. Sales in the region, as adjusted, decreased 10 percent year over year. Americas components sales decreased 19 percent year over year. Sales in the region, as adjusted, decreased 16 percent year over year. Global components first-quarter operating income was $165 million. First-quarter operating income, excluding amortization of intangibles expense, as adjusted, was $171 million.
“Despite production stoppages, border closures and stay-at-home orders, our global components team demonstrated unwavering focus on our customers’ needs in the production of vital electronic equipment, delivering first-quarter financial performance consistent with pre-pandemic expectations,” continued Mr. Long. “We view global components financial results as a testament to the efforts of our team and our long-held belief that doing good is also good for business.”
Global enterprise computing solutions first-quarter sales of $1.83 billion decreased 7 percent year over year. Sales, as adjusted, decreased 6 percent year over year. Europe enterprise computing solutions sales decreased 8 percent year over year. Sales in the region, as adjusted, decreased 5 percent year over year. Americas enterprise computing solutions sales decreased 6 percent year over year. Global enterprise computing solutions first-quarter operating income was $42 million. First-quarter operating income, excluding amortization of intangibles expense, as adjusted, was $45 million. Operating income in the first quarter of 2020 included charges related to foreign tax and other loss contingencies of approximately $30 million.
“In connection with our shift from provisioning complex hybrid cloud solutions to rapidly enabling the massive migration to an at-home workforce, Arrow reported global enterprise computing solutions sales near the high-end of our prior expectations,” said Mr. Long.
“Looking ahead to the second half of the year, we anticipate a cautious, measured return to normal business activity, and Arrow is well positioned to continue benefiting from the robust cash flow our business generates. First-quarter cash provided by operating activities was $467 million thanks to our disciplined working capital management, including our new EMEA asset securitization program, and efficiencies from our previously announced cost optimization program,” said Chris Stansbury, senior vice president and chief financial officer. “Our liquidity position is the best in our company’s history, with more than $3.1 billion of undrawn committed borrowing capacity in addition to cash on hand.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, gross profit, operating income, net income attributable to shareholders, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

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SECOND-QUARTER 2020 OUTLOOK

•
Consolidated sales of $6.075 billion to $6.675 billion, with global components sales of $4.4 billion to $4.7 billion, and global enterprise computing solutions sales of $1.675 billion to $1.975 billion

•	Earnings per share on a diluted basis of $.98 to $1.14, and earnings per share on a diluted basis, excluding certain items[1] of $1.38 to $1.54 per share

•	Average tax rate of approximately 24 percent compared to the long-term range of 23 to 25 percent

•	Average diluted shares outstanding of 81 million

•	Interest expense of approximately $40 million

•	Expect average USD-to-Euro exchange rate of $1.10 to €1
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics guides innovation forward for over 175,000 leading technology manufacturers and service providers. With 2019 sales of $29 billion, Arrow develops technology solutions that improve business and daily life. Learn more at fiveyearsout.com.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: potential adverse effects of the ongoing global coronavirus pandemic, including actions taken to contain or treat the coronavirus, industry conditions, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, changes in legal and regulatory matters, non-compliance with certain regulations, such as export, anti-trust, and anti-corruption laws, foreign tax and other loss contingencies, and the company's ability to generate cash flow. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as “expects,” “anticipates,” “intends,” “plans,” “may,” “will,” “believes,” “seeks,” “estimates,” and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share.
The company provides sales, gross profit, and operating expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies (referred to as changes in foreign currencies) by re-translating prior period results at current period foreign exchange rates, the impact of dispositions by adjusting the company’s operating results for businesses disposed, as if the dispositions had occurred at the beginning of the earliest period presented (referred to as dispositions), the impact of the company’s personal computer and mobility asset disposition business (referred to as wind down), the impact of inventory write-downs related to the digital business (referred to as "digital inventory write-downs and recoveries"), and the impact of the notes receivable reserves and inventory write-downs related to the AFS business (referred to as “AFS notes receivable reserves and recoveries” and “AFS inventory write-downs and recoveries” respectively). Operating income is adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, and loss on disposition of businesses, net, AFS notes receivable reserves and credits and inventory write-downs and recoveries, digital inventory write-downs and recoveries, and the impact of wind down. Net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible asset amortization, restructuring, integration, and other charges, and loss on disposition of businesses, net, AFS notes receivable reserves and credits and inventory write-downs and recoveries, digital inventory write-downs and recoveries, net gains and losses on investments, the impact of wind down, and certain tax adjustments. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended
	March 28, 2020	March 30, 2019

Sales	$6,381,417	$7,155,991
Cost of sales	5,653,026	6,294,303
Gross profit	728,391	861,688
Operating expenses:
Selling, general, and administrative expenses	533,839	556,076
Depreciation and amortization	47,110	47,526
Loss on disposition of businesses, net	—	866
Restructuring, integration, and other charges	9,138	11,660
	590,087	616,128
Operating income	138,304	245,560
Equity in earnings (losses) of affiliated companies	530	(1,467)
Gain (loss) on investments, net	(16,810)	5,348
Employee benefit plan expense	(1,109)	(1,139)
Interest and other financing expense, net	(43,268)	(51,981)
Income before income taxes	77,647	196,321
Provision for income taxes	27,892	53,907
Consolidated net income	49,755	142,414
Noncontrolling interests	252	1,679
Net income attributable to shareholders	$49,503	$140,735

Net income per share:
Basic	$0.62	$1.65
Diluted	$0.61	$1.63

Weighted-average shares outstanding:
Basic	80,407	85,400
Diluted	81,108	86,319

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ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	March 28, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$200,998	$300,103
Accounts receivable, net	7,817,019	8,482,687
Inventories	3,334,298	3,477,120
Other current assets	235,743	266,249
Total current assets	11,588,058	12,526,159
Property, plant, and equipment, at cost:
Land	7,728	7,793
Buildings and improvements	185,542	173,370
Machinery and equipment	1,492,802	1,481,525
	1,686,072	1,662,688
Less: Accumulated depreciation and amortization	(882,650)	(859,578)
Property, plant, and equipment, net	803,422	803,110
Investments in affiliated companies	80,337	86,942
Intangible assets, net	260,955	271,903
Goodwill	2,044,898	2,061,322
Other assets	613,790	651,360
Total assets	$15,391,460	$16,400,796
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,662,333	$7,046,221
Accrued expenses	873,668	880,507
Short-term borrowings, including current portion of long-term debt	377,177	331,431
Total current liabilities	7,913,178	8,258,159
Long-term debt	2,222,789	2,640,129
Other liabilities	605,884	636,115
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2020 and 2019, respectively
Issued - 125,424 shares in both 2020 and 2019, respectively	125,424	125,424
Capital in excess of par value	1,145,744	1,150,006
Treasury stock (46,756 and 44,804 shares in 2020 and 2019, respectively), at cost	(2,471,375)	(2,332,548)
Retained earnings	6,144,816	6,131,248
Accumulated other comprehensive loss	(349,484)	(262,211)
Total shareholders’ equity	4,595,125	4,811,919
Noncontrolling interests	54,484	54,474
Total equity	4,649,609	4,866,393
Total liabilities and equity	$15,391,460	$16,400,796

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ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	March 28, 2020	March 30, 2019
Cash flows from operating activities:
Consolidated net income	$49,755	$142,414
Adjustments to reconcile consolidated net income to net cash provided by (used for) operations:
Depreciation and amortization	47,110	47,526
Amortization of stock-based compensation	13,920	19,090
Equity in (earnings) losses of affiliated companies	(530)	1,467
Deferred income taxes	32,613	6,968
(Gain) loss on investments, net	16,810	(5,348)
Other	(205)	5,575
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	558,605	949,989
Inventories	133,392	134,402
Accounts payable	(343,051)	(1,540,008)
Accrued expenses	(31,326)	(50,292)
Other assets and liabilities	(10,228)	(40,782)
Net cash provided by (used for) operating activities	466,865	(328,999)
Cash flows from investing activities:
Acquisition of property, plant, and equipment	(27,971)	(33,815)
Other	(5,466)	2,940
Net cash used for investing activities	(33,437)	(30,875)
Cash flows from financing activities:
Change in short-term and other borrowings	(84,354)	(107,244)
Proceeds from (repayments of) long-term bank borrowings, net	(288,577)	335,023
Proceeds from exercise of stock options	1,980	6,931
Repurchases of common stock	(158,989)	(53,925)
Net cash provided by (used for) financing activities	(529,940)	180,785
Effect of exchange rate changes on cash	(2,593)	21,661
Net decrease in cash and cash equivalents	(99,105)	(157,428)
Cash and cash equivalents at beginning of period	300,103	509,327
Cash and cash equivalents at end of period	$200,998	$351,899

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ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	March 28, 2020	March 30, 2019	% Change

Consolidated sales, as reported	$6,381,417	$7,155,991	(10.8)%
Impact of changes in foreign currencies	—	(41,571)
Impact of dispositions and wind down	—	(94,195)
Consolidated sales, as adjusted	$6,381,417	$7,020,225	(9.1)%

Global components sales, as reported	$4,550,601	$5,191,927	(12.4)%
Impact of changes in foreign currencies	—	(29,718)
Impact of wind down	—	(83,054)
Global components sales, as adjusted	$4,550,601	$5,079,155	(10.4)%

Americas Components sales, as reported	$1,552,798	$1,907,029	(18.6)%
Impact of changes in foreign currencies	—	(840)
Impact of wind down	—	(62,866)
Americas Components sales, as adjusted	$1,552,798	$1,843,323	(15.8)%

Europe components sales, as reported	$1,309,990	$1,503,366	(12.9)%
Impact of changes in foreign currencies	—	(23,951)
Impact of wind down	—	(20,188)
Europe components sales, as adjusted	$1,309,990	$1,459,227	(10.2)%

Asia components sales, as reported	$1,687,813	$1,781,532	(5.3)%
Impact of changes in foreign currencies	—	(4,927)
Asia components sales, as adjusted	$1,687,813	$1,776,605	(5.0)%

Global ECS sales, as reported	$1,830,816	$1,964,064	(6.8)%
Impact of changes in foreign currencies	—	(11,853)
Impact of dispositions	—	(11,141)
Global ECS sales, as adjusted	$1,830,816	$1,941,070	(5.7)%

Europe ECS sales, as reported	$702,128	$763,157	(8.0)%
Impact of changes in foreign currencies	—	(11,919)
Impact of dispositions	—	(11,141)
Europe ECS sales, as adjusted	$702,128	$740,097	(5.1)%

Americas ECS sales, as reported	$1,128,688	$1,200,907	(6.0)%
Impact of changes in foreign currencies	—	66
Americas ECS sales, as adjusted	$1,128,688	$1,200,973	(6.0)%

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ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended March 28, 2020
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	AFS Write Downs	Non-recurring tax items	Impact of Wind Down	Other(1)	Non-GAAP measure
Sales	$6,381,417	$—	$—	$—	$—	$—	$—	$6,381,417
Gross Profit	728,391	—	—	—	—	—	—	728,391
Operating income	138,304	9,955	9,138	(920)	—	—	—	156,477
Income before income taxes	77,647	9,955	9,138	(920)	—	—	16,810	112,630
Provision for income taxes	27,892	2,564	2,571	(222)	(3,615)	—	4,057	33,247
Consolidated net income	49,755	7,391	6,567	(698)	3,615	—	12,753	79,383
Noncontrolling interests	252	137	—	—	—	—	—	389
Net income attributable to shareholders	$49,503	$7,254	$6,567	$(698)	$3,615	$—	$12,753	$78,994
Net income per diluted share	$0.61	$0.09	$0.08	$(0.01)	$0.04	$—	$0.16	$0.97
Effective tax rate	35.9%							29.5%
Three months ended March 30, 2019
	Reported GAAP measure	Intangible amortization expense(2)	Restructuring & Integration charges	AFS Write Downs	Non-recurring tax items	Impact of Wind Down(2)	Other(3)	Non-GAAP measure
Sales	$7,155,991	$—	$—	$—	$—	$(83,054)	$—	$7,072,937
Gross Profit	861,688	—	—	—	—	(8,127)	—	853,561
Operating income	245,560	9,142	11,086	—	—	10,196	866	276,850
Income before income taxes	196,321	9,142	11,086	—	—	10,343	(4,482)	222,410
Provision for income taxes	53,907	2,540	2,711	—	(3,502)	2,528	(1,319)	56,865
Consolidated net income	142,414	6,602	8,375	—	3,502	7,815	(3,163)	165,545
Noncontrolling interests	1,679	142	—	—	—	—	—	1,821
Net income attributable to shareholders	$140,735	$6,460	$8,375	$—	$3,502	$7,815	$(3,163)	$163,724
Net income per diluted share(4)	$1.63	$0.07	$0.10	$—	$0.04	$0.09	$(0.04)	$1.90
Effective tax rate	27.5%							25.6%

(1) Other includes loss on investments, net
(2) Identifiable intangible asset amortization related to the personal computer and mobility asset disposition business are included in “impact of wind down” above.
(3) Other includes loss on disposition of businesses, net and loss on investments, net.
(4) The sum of the components for diluted EPS, as adjusted may not agree to totals, as presented, due to rounding.

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ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	March 28, 2020	March 30, 2019
Sales:
Global components	$4,550,601	$5,191,927
Global ECS	1,830,816	1,964,064
Consolidated	$6,381,417	$7,155,991
Operating income (loss):
Global components	$164,767	$234,532
Global ECS	42,433	86,718
Corporate (a)	(68,896)	(75,690)
Consolidated	$138,304	$245,560

(a)
Includes restructuring, integration, and other charges of $9,138 and $11,660 for the first quarter of 2020 and 2019, respectively. Also includes a loss on disposition of business of $866 for the first quarter of 2019.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	March 28, 2020	March 30, 2019

Global components operating income, as reported	$164,767	$234,532
Intangible assets amortization expense (b)	7,380	6,253
Impact of wind-down (b)	—	9,622
AFS notes receivable reserve	(920)	—
Global components operating income, as adjusted	$171,227	$250,407

Global ECS operating income, as reported	$42,433	$86,718
Intangible assets amortization expense	2,575	2,889
Global ECS operating income, as adjusted	$45,008	$89,607

(b)	Identifiable intangible asset amortization related to the personal computer and mobility asset disposition business is included in “impact of wind down” above.

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586

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